Exhibit 24.2

                     JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Class A Common Stock, par value $1.00 per share, of Pittway Corporation, a Delaware corporation ("Pittway"), dated March 15, 1999, and any amendments thereto, executed by or on behalf of the undersigned, in accordance with and pursuant to the power of attorney set forth below or otherwise, is and shall be filed jointly on behalf of the undersigned, pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

     This agreement may be executed in separate counterparts by each of the undersigned, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. It shall not be necessary that each of the undersigned sign any one counterpart.

                       POWER OF ATTORNEY

     The undersigned individuals hereby constitute and appoint King W. Harris, Neison Harris, Irving B. Harris, and Edward J. Schwartz and each of them individually, his true and lawful attorneys-in-fact and agents for him in his name, place and stead, to sign any and all initial filings on
Schedule 13D under the Securities and Exchange Act of 1934, and any amendments thereto, relating to the securities of Pittway and to file the same with the Securities and Exchange Commission and hereby grant to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof in connection with such filings. This power of attorney shall expire on December 31, 2009.


Dated:   March 15, 1999


Resurgent Investors, L.P.

by:   /s/ Neison Harris
     Neison Harris, General Partner


John B. Harris Trust

By:   /s/ John B. Harris
     John B. Harris, Trustee











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